Exhibit 5
Exhibit 23(a)

                                                            September 17, 1996

Computer Task Group, Incorporated
800 Delaware Avenue
Buffalo, New York   14209

Dear Sirs:

         You have requested an opinion of counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Computer Task Group, Incorporated (the "Company") to be filed on or about August, 1996 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to 750,000 shares (the "Shares") of the Company's common stock, $.01 par value, to be issued under the Computer Task Group, Incorporated 1991 Stock Option Plan (the "Plan").

         I have examined the originals or photostatic or certified copies of such records and certificates of the Company, such certificates of public officials and of officers of the Company and such other documents as I have deemed relevant. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have also assumed the accuracy and completeness of statements of fact contained in such documents. I do not express any opinion concerning any law other than the law of the State of New York and the federal law of the United States of America.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued or purchased in accordance with the terms of the Plan, will be legally issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
                                           Very truly yours,

                                           /s/ Joseph G. Makowski
                                           -----------------------
                                              Joseph G. Makowski
                                              Vice President and
                                              General Counsel